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                                                                 Page 141 of 141



                                   EXHIBIT 21





                         SUBSIDIARIES OF THE REGISTRANT



                    SUBSIDIARY                     STATE OF INCORPORATION

              GBC Liquidating Corp.                        New York

              Genesee Ventures, Inc.                       New York

              Ontario Foods, Incorporated                  New York